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                                                                    EXHIBIT 99.1

                                [CONNETICS LOGO]


COMPANY CONTACT:                                  INVESTOR RELATIONS:
----------------                                  -------------------
John Higgins                                      Ina McGuinness or Bruce Voss
Chief Financial Officer                           Lippert/Heilshorn & Associates
(650) 843-2800                                    (310) 691-7100
jhiggins@connetics.com                            imcguinness@lhai.com


                 CONNETICS ANNOUNCES AGREEMENT WITH DISTRIBUTOR
                  OF SORIATANE TO SELECT INTERNATIONAL MARKETS

       POTENTIAL TO GENERATE INCREMENTAL $11.0 MILLION TO $13.0 MILLION IN
                              ANNUAL PRODUCT SALES

PALO ALTO, CALIF. (JULY 28, 2004) - CONNETICS CORPORATION (NASDAQ: CNCT), a specialty pharmaceutical company that develops and commercializes dermatology products, today reported it has signed a multi-year consent with Roche to sell Soriatane(R) to a U.S.-based distributor that exports branded pharmaceutical products to select international markets. Connetics estimates that sales to this distributor could potentially generate an incremental $11.0 million to $13.0 million in Soriatane sales annually through 2007. Product sold to this distributor is not permitted to be resold in the U.S. Under the terms of the agreement, Connetics will pay a royalty to Roche on Soriatane sales to this distributor. Including the potential impact of this relationship, Connetics projects Soriatane sales for 2004 to total $47.0 million to $49.0 million.

ABOUT CONNETICS
Connetics Corporation is a specialty pharmaceutical company focused on the development and commercialization of innovative therapeutics for the dermatology market. The Company's marketed products are OLUX(R) (clobetasol propionate) Foam, 0.05%, Luxiq(R) (betamethasone valerate) Foam, 0.12%, and Soriatane(R) (acitretin) capsules, 10 mg and 25 mg. Connetics is developing Extina(R), a foam formulation of the antifungal drug ketoconazole, Actiza(TM), a foam formulation of clindamycin for treating acne, and Velac(R), a combination of clindamycin and tretinoin for treating acne. Connetics has branded its innovative foam drug delivery vehicle VersaFoam(R). These formulations aim to improve the management of dermatological diseases and provide significant product differentiation, and have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance. For more information about Connetics and its products, please visit www.connetics.com.

ABOUT SORIATANE
Soriatane is a convenient, once-daily oral medication supplied as 10 mg and 25 mg capsules that is indicated for the treatment of severe psoriasis in adults, including plaque, erythrodermic, pustular, guttate and palmar-plantar. Clinical efficacy studies show that 76% of patients taking Soriatane have statistically significant improvement in as little as 8 weeks. At six months, 40% of patients experienced complete or almost complete clearing of their psoriasis; at 12 months, patients continued to experience statistically significant improvement in symptoms. Since Soriatane is neither immunosuppressive nor cytotoxic, it can be used without the risk of reducing a patient's resistance to common infections.

In women of childbearing potential, Soriatane should be reserved for patients who have not responded to other therapies or whose clinical condition makes other treatments inappropriate, because the drug may


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cause serious birth defects. Women who are pregnant or might become pregnant within three years after stopping therapy should not take Soriatane.

Aside from birth defects, less frequent but potentially serious adverse events that have been reported include liver toxicity, pancreatitis and increased intracranial pressure, as well as bone spurs, alteration in lipid levels, possible cardiovascular effects and eye problems. For more information about Soriatane visit www.soriatane.com.

SAFE HARBOR STATEMENT
Except for historical information, this press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Connetics expects, believes or anticipates will or may occur in the future are forward-looking statements, including, but not limited to, statements about revenue forecasts and product information correctness. These statements are based on certain assumptions made by Connetics' management based on experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Connetics' control, and which could cause actual results or events to differ materially from those expressed in such forward-looking statements. Any such projections or statements include Connetics' current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such results will be achieved. Factors that could cause or contribute to such differences include, but are not limited to, risks and other factors that are discussed in documents filed by Connetics with the Securities and Exchange Commission from time to time, including Connetics' Annual Report on form 10-K filed for the year ending December 31, 2003 and form 10-Q for the quarter ended March 31, 2004. Forward-looking statements represent the judgment of the Company's management as of the date of this release, and Connetics' disclaims any intent or obligation to update any forward-looking statements.

NOTE: Full prescribing information for any Connetics prescription product is available by contacting the Company.


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